Exhibit 99.1

November 20, 2025

For immediate release

California Public Utilities Commission Grants California Water Service’s Request to Postpone Cost of Capital Application to May 1, 2027

SAN JOSE, Calif.—(NYSE: CWT)—The California Public Utilities Commission (CPUC) has granted the request of California Water Service (Cal Water) and three other utilities to postpone their Cost of Capital applications from May 1, 2026, to May 1, 2027. The decision effectively maintains a 10.27% return on equity (ROE) and 4.23% cost of debt for Cal Water, with a capital structure of 53.40% common equity and 46.60% long-term debt, and an authorized rate of return of 7.46%.

The CPUC also reauthorized the Water Cost of Capital Mechanism (WCCM), which automatically adjusts the rate of return when the Moody’s Utilities Bond Index fluctuates between Cost of Capital applications. The next measurement date for the WCCM is September 30, 2026, with a change to ROE, if required, becoming effective as of January 1, 2027.

"We appreciate the CPUC's agreement to grant us an additional one-year extension on our Cost of Capital proceeding," said Martin A. Kropelnicki, Chairman and CEO. "The extension should help with the workload, as the CPUC currently has six water utility General Rate Cases in process as well as three ongoing rulemaking proceedings related to water. We also appreciate that the extension will help reduce the frequency of rate changes for our customers.”

About California Water Service Group

California Water Service Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and Texas Water Service, a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2.1 million people in California, Hawaii, New Mexico, Washington, and Texas. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (PSLRA). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and our management's beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks, commits or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this news release include, but are not limited to, statements describing the impact of the Cost of Capital application extension. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results or outcomes may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results or outcomes to be different than those expected or anticipated include but are not limited to those described under the section titled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. We are not under any obligation, and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media Contact

Yvonne Kingman

ykingman@calwater.com

310-257-1434